Exhibit 99.1

Harvest Oil & Gas Corp.

Unaudited Pro Forma Condensed Consolidated Financial Information

When referring to Harvest Oil & Gas Corp. (formerly known as EV Energy Partners, L.P. and also referred to as the “Successor,” “Harvest” or the “Company”), the intent is to refer to Harvest, a newly formed Delaware corporation, and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made. Harvest is the successor reporting company of EV Energy Partners, L.P. (“EVEP”) pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended. When referring to the “Predecessor” or the “Partnership” in reference to the period prior to the emergence from bankruptcy, the intent is to refer to EVEP, the predecessor that was dissolved following the Effective Date (as defined below) of the plan of reorganization and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made.

The unaudited pro forma financial information gives effect to the following:

Reorganization and Fresh Start Accounting: On April 2, 2018, EVEP, and 13 affiliated debtors (collectively, the “Debtors”) each filed a voluntary petition (the cases commenced thereby, the “Chapter 11 proceedings”) for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (“Chapter 11”) for bankruptcy protection in the United States Bankruptcy Court for the District of Delaware via Case No. 18-10814. The Debtors’ Chapter 11 proceedings were jointly administered under the caption In re EV Energy Partners, L.P., et al., Case No. 18-10814. Harvest emerged from bankruptcy effective June 4, 2018 (the “Effective Date”).

Upon emergence from bankruptcy on June 4, 2018, the Company elected to adopt and apply the relevant guidance provided in accounting principles generally accepted in the United States of America with respect to the accounting and financial statement disclosures for entities that have emerged from Chapter 11 (“fresh start accounting”) which resulted in the Company becoming a new entity for financial reporting purposes effective May 31, 2018 to coincide with the timing of the Company’s normal accounting period close. As a result of the application of fresh start accounting and the effects of the implementation of the plan of reorganization, the condensed consolidated financial statements as of or after May 31, 2018, are not comparable with the condensed consolidated financial statements prior to that date.

Central Texas Asset Sales: On August 31, 2018, Harvest completed the sale of certain interests in its Central Texas and Karnes County, Texas properties to Magnolia Oil & Gas Parent LLC and Magnolia Oil & Gas Corporation (collectively, “Magnolia”). Total consideration at closing consisted of $133.3 million in cash (net of preliminary purchase price adjustments) and 4.2 million shares of Magnolia stock (NYSE: MGY). Based on the closing price on August 31, 2018 of $13.86, total consideration, net of preliminary purchase price adjustments, was $191.5 million.

In addition, on August 31, 2018, Harvest completed the sale of certain Eagle Ford formation rights and existing production in Lee County, Texas to a third party for $3.5 million of cash consideration (net of preliminary purchase price adjustments).

Harvest used the net cash proceeds received from both sales (the “Central Texas Asset Sales”) as well as cash on hand to repay $139.0 million of the borrowings outstanding under its reserve-based revolving credit facility (the “Credit Facility”). As a result of the Central Texas Asset Sales, the borrowing base under Harvest’s Credit Facility was reduced by $60.3 million to $264.7 million. Harvest had $139.0 million drawn on its Credit Facility as of September 6, 2018.

The unaudited pro forma condensed consolidated balance sheet gives effect to the Central Texas Asset Sales as if the transactions had been completed as of June 30, 2018. No adjustment was made to the unaudited pro forma condensed consolidated balance sheet for the plan of reorganization or fresh start accounting as this event was already reflected in the historical balance sheet of Harvest. The unaudited pro forma condensed consolidated statements of operations give effect to Harvest’s plan of reorganization and fresh start accounting and the Central Texas Asset Sales, as if each had been completed as of January 1, 2017.

The unaudited pro forma condensed consolidated financial statements are for informational and illustrative purposes only and are not necessarily indicative of the financial results that would have occurred if the transactions or the Effective Date had occurred on the dates indicated, nor are such financial statements necessarily indicative of the financial position or results of operations in future periods. The unaudited pro forma condensed consolidated financial statements do not include realization of cost savings expected to result from the transactions or the plan of reorganization. The assumptions and estimates underlying the adjustments to the unaudited pro forma condensed consolidated financial statements are described in the accompanying notes. The unaudited pro forma condensed consolidated financial information should also be read in conjunction with historical financial statements and the notes thereto included in EVEP’s Annual Report on Form 10-K for the year ended December 31, 2017 and Harvest’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

Harvest Oil & Gas Corp.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

June 30, 2018

(In thousands, except number of shares)

	Successor
		Central Texas
		Asset Sales
	Harvest	Pro Forma		Harvest
	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$5,354	$136,768	(a)	$5,354
		(136,768	)(a)
Restricted cash	7,650	-		7,650
Equity securities	-	58,212	(b)	58,212
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	48,794	-		48,794
Other	1,377	-		1,377
Derivative asset	-	-		-
Other current assets	2,628	-		2,628
Total current assets	65,803	58,212		124,015

Oil and natural gas properties, net of accumulated depreciation,
depletion and amortization	617,327	(196,069	)(c)	421,258
Long–term derivative asset	232	-		232
Other assets	6,164	-		6,164
Total assets	$689,526	$(137,857)		$551,669

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities:
Third party	$35,303	$(142	)(c)	$35,161
Derivative liability	4,184	-		4,184
Total current liabilities	39,487	(142)		39,345

Asset retirement obligations	120,598	(6,545	)(c)	114,053
Long–term debt, net	280,000	(136,768	)(a)	143,232
Long–term derivative liability	280	-		280
Other long–term liabilities	1,021	-		1,021

Commitments and contingencies

Stockholders’ / owners’ equity:
Successor common stock – $0.01 par value; 65,000,000 shares
authorized; 10,000,016 shares issued and outstanding	100	-		100
Successor additional paid-in capital	248,578	-		248,578
Successor retained earnings (accumulated deficit)	(538)	5,598	(d)	5,060
Total stockholders’ / owners’ equity	248,140	5,598		253,738
Total liabilities and equity	$689,526	$(137,857)		$551,669

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Harvest Oil & Gas Corp.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Six Months Ended June 30, 2018

(In thousands, except per share/unit data)

	Predecessor	Successor
	Five Months	One Month
	Ended	Ended
	May 31, 2018	June 30, 2018	Pro Forma Adjustments
			Reorganization
			and		Central
	EVEP	Harvest	Fresh Start		Texas		Harvest
	Historical	Historical	Accounting		Asset Sales		Pro Forma
Revenues:
Oil, natural gas and natural gas liquids revenues	$110,307	$21,535	$-		$(33,758	)(k)	$98,084
Transportation and marketing–related revenues	724	185	-		-		909
Total revenues	111,031	21,720	-		(33,758)		98,993

Operating costs and expenses:
Lease operating expenses	45,372	9,375	-		(5,640	)(k)	49,107
Cost of purchased natural gas	557	129	-		-		686
Dry hole and exploration costs	122	43	-		(79	)(k)	86
Production taxes	5,343	970	-		(1,564	)(k)	4,749
Accretion expense on obligations	3,176	789	1,105	(e)	(267	)(l)	4,803
Depreciation, depletion and amortization	46,196	2,730	(31,379	)(f)	(6,555	)(m)	10,992
General and administrative expenses	15,648	2,029	-		(1,177	)(k)	16,500
Restructuring costs	5,211	-	(5,211	)(g)	-		-
Impairment of oil and natural gas properties	3	-	-		-		3
(Gain) loss on sales of oil and natural gas properties	5	(19)	-		-		(14)
Total operating costs and expenses	121,633	16,046	(35,485)		(15,282)		86,912

Operating income (loss)	(10,602)	5,674	35,485		(18,476)		12,081

Other income (expense), net:
Gain (loss) on derivatives, net	444	(4,232)	-		-		(3,788)
Interest expense	(13,652)	(1,199)	7,149	(h)	2,916	(n)	(4,786)
Other income, net	776	27	-		-		803
Total other income (expense), net	(12,432)	(5,404)	7,149		2,916		(7,771)

Reorganization items, net	(587,325)	(808)	588,133	(i)	-		-

Income (loss) before income taxes	(610,359)	(538)	630,767		(15,560)		4,310

Income tax expense	(166)	-	-	(j)	-		(166)

Net income (loss)	$(610,525)	$(538)	$630,767		$(15,560)		$4,144

Basic and diluted earnings per share / unit:
Net income (loss)	$(12.12)	$(0.05)					$0.41

Weighted average common shares / units outstanding
(basic and diluted)	49,369	10,000					10,000 (o)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Harvest Oil & Gas Corp.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Year Ended December 31, 2017

(In thousands, except per share/unit data)

	Predecessor	Pro Forma Adjustments
		Reorganization
		and		Central
	EVEP	Fresh Start		Texas		Harvest
	Historical	Accounting		Asset Sales		Pro Forma
Revenues:
Oil, natural gas and natural gas liquids revenues	$223,297	$-		$(37,611	)(k)	$185,686
Transportation and marketing–related revenues	2,396	-		-		2,396
Total revenues	225,693	-		(37,611)		188,082

Operating costs and expenses:
Lease operating expenses	101,591	-		(9,477	)(k)	92,114
Cost of purchased natural gas	1,699	-		-		1,699
Dry hole and exploration costs	413	-		(177	)(k)	236
Production taxes	10,588	-		(1,636	)(k)	8,952
Accretion expense on obligations	7,653	2,157	(e)	(553	)(l)	9,257
Depreciation, depletion and amortization	96,901	(65,605	)(f)	(8,913	)(m)	22,383
General and administrative expenses	32,290	(2,383	)(g)	(2,360	)(k)	27,547
Impairment of oil and natural gas properties	93,607	-		-		93,607
Gain on sales of oil and natural gas properties	(981)	-		-		(981)
Total operating costs and expenses	343,761	(65,831)		(23,116)		254,814

Operating income (loss)	(118,068)	65,831		(14,495)		(66,732)

Other income (expense), net:
Gain on derivatives, net	22,854	-		-		22,854
Interest expense	(40,903)	28,501	(h)	5,328	(n)	(7,074)
Other income, net	1,706	-		-		1,706
Total other income (expense), net	(16,343)	28,501		5,328		17,486

Income (loss) before income taxes	(134,411)	94,332		(9,167)		(49,246)

Income tax benefit	210	-	(j)	-		210

Net income (loss)	$(134,201)	$94,332		$(9,167)		$(49,036)

Basic and diluted earnings per share / unit:
Net loss	$(2.66)					$(4.90)

Weighted average common shares / units outstanding
(basic and diluted)	49,357					10,000 (o)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Harvest Oil & Gas Corp.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2018, is derived from the historical consolidated balance sheet of Harvest with adjustments to reflect the Central Texas Asset Sales.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2018, and the year ended December 31, 2017, are derived from:

•	the historical consolidated statements of operations of EVEP and Harvest;

•	adjustments to reflect the Company’s plan of reorganization and fresh start accounting; and

•	adjustments to reflect the Central Texas Asset Sales.

The unaudited pro forma condensed consolidated balance sheet gives effect to the Central Texas Asset Sales as if the transactions had been completed as of June 30, 2018. The unaudited pro forma condensed consolidated statements of operations give effect to Harvest’s plan of reorganization and fresh start accounting and the Central Texas Asset Sales, as if each had been completed as of January 1, 2017.

The transactions and events as well as the related adjustments are described below. In the opinion of Harvest management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the unaudited pro forma condensed consolidated financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the transactions and events, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the results following the transactions and events.

In the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, all dollar and share amounts in tabulations are in thousands of dollars and shares, respectively, unless otherwise indicated.

NOTE 2. DESCRIPTION OF TRANSACTIONS

The unaudited pro forma financial information gives effect to the following:

Reorganization and Fresh Start Accounting: Upon emergence from bankruptcy on June 4, 2018, Harvest applied the provisions of fresh start accounting which resulted in the Company becoming a new entity for financial reporting purposes.

Central Texas Asset Sales: On August 31, 2018, Harvest completed the Central Texas Asset Sales.

The assets and liabilities, results of operations and cash flows of the properties sold in the Central Texas Asset Sales were included in the historical financial statements of Harvest until the date of sale.

As a result of the application of fresh start accounting and the effects of the implementation of the plan of reorganization, the condensed consolidated financial statements on or after May 31, 2018, are not comparable with the condensed consolidated financial statements prior to that date.

NOTE 3. PRO FORMA ADJUSTMENTS

(a)	Reflects approximately $136.8 million of cash proceeds, net of preliminary purchase price adjustments, received from the Central Texas Asset Sales. All of the net cash proceeds received were used to repay a portion of the borrowings outstanding under Harvest’s Credit Facility.

(b)	Reflects approximately $58.2 million of proceeds for the 4.2 million shares of Magnolia stock, based on the closing price on August 31, 2018 of $13.86. Under the terms of the purchase agreement, the Company is subject to a 120 day lock-up after the closing date of August 31, 2018, regarding the sale of these shares.

(c)	Reflects the elimination of assets and liabilities associated with the Central Texas Asset Sales as of June 30, 2018. See below for a summary of the net assets sold:

Harvest Oil & Gas Corp.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Assets:
Oil and natural gas properties	$196,069

Liabilities:
Current	142
Asset retirement obligations (excluding $142 in current liabilities)	6,545
Total liabilities sold	6,687
Net asset sold	$189,382

(d)	Reflects a net gain on the Central Texas Asset Sales of approximately $5.6 million. This gain is excluded from the unaudited pro forma statements of operations as it represents a nonrecurring credit not expected to have a continuing impact.

(e)	Reflects an increase of accretion expense on obligations based on new asset retirement obligations and asset lives as a result of adopting fresh start accounting as of the Effective Date.

(f)	Reflects a reduction of depreciation, depletion and amortization expense based on new asset values as a result of adopting fresh start accounting as of the Effective Date.

(g)	For the six months ended June 30, 2018, reflects the elimination of prepetition restructuring costs of approximately $5.2 million. For the year ended December 31, 2017, reflects the elimination of prepetition restructuring costs of approximately $2.4 million.

(h)	Reflects a reduction of interest expense as a result of the plan of reorganization. The Senior Notes of the Predecessor were cancelled and the Predecessor’s liability thereunder discharged. The holders of claims under the Predecessor’s credit facility received full recovery which consisted of their pro rata share of the new reserved-based revolving credit facility. Borrowings under the Credit Facility bear interest at a floating rate based on, at the Company’s election, a base rate or the London Inter–Bank Offered Rate plus applicable premiums based on the percent of the borrowing base outstanding, which is similar to interest under the Predecessor’s credit facility. The pro forma adjustments to interest expense was calculated as follows:

	Six Months Ended	Year Ended
	June 30, 2018	December 31, 2017
Reversal of Predecessor's senior notes interest expense	$6,996	$27,468
Reversal of amortization of premium, discount and debt issuance costs on
Predecessor's senior notes	233	601
Reversal of amortization of debt issuance costs on Predecessor's credit facility	207	1,107
Pro forma amortization of debt issuance costs on the Credit Facility	(287)	(675)
Pro forma adjustments to decrease interest expense	$7,149	$28,501

(i)	Reflects the elimination of nonrecurring reorganization items that were directly attributable to the Chapter 11 bankruptcy, which consist of the following:

	Predecessor	Successor
	Five Months	One Month
	Ended	Ended
	May 31, 2018	June 30, 2018
Gain on settlement of liabilities subject to compromise	$(128,700)	$-
Fresh start valuation adjustments	700,325	-
Professional fees	13,345	808
Other	2,355	-
Reorganization items, net	$587,325	$808

Harvest Oil & Gas Corp.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(j)	Effective June 4, 2018, pursuant to the plan of reorganization, the Successor became a corporation subject to federal and state income taxes. Prior to the plan of reorganization being effective, the Predecessor was a limited partnership and organized as a pass-through entity for federal and most state income tax purposes. As a result, the Predecessor’s limited partners were responsible for federal and state income taxes on their share of taxable income. The Predecessor was subject to the Texas margin tax for partnership activity in the state of Texas. The Successor is also subject to the Texas margin tax for corporate activity in the state of Texas after the Effective Date of the plan of reorganization. Obligations of the Predecessor and Successor under the Texas gross margin tax are recorded as “Income taxes”. Management assesses the available positive and negative evidence to estimate whether it is more likely than not that sufficient future taxable income will be generated to realize the Company’s deferred tax assets. Due to significant negative evidence, the Company established a valuation allowance against its net deferred tax asset. As a result of the valuation allowance, the Company would have had no income tax expense or benefit for the periods.

(k)	Reflects the elimination of the revenues, direct operating expenses and certain general and administrative expenses associated with the Central Texas Asset Sales.

(l)	Reflects a reduction of accretion expense on obligations as a result of the Central Texas Asset Sales.

(m)	Reflects a reduction of depreciation, depletion and amortization expense as a result of the Central Texas Asset Sales.

(n)	Reflects a reduction of interest expense as a result of the repayment of debt of approximately $136.8 million from the net cash proceeds received from the Central Texas Asset Sales.

(o)	In accordance with the plan of reorganization, on the Effective Date, all units of Predecessor that were issued and outstanding immediately prior to the Effective Date were cancelled. The Successor issued (i) 9,500,000 new shares of its common stock, par value $0.01 per share (“common stock”) pro rata to holders of the Predecessor’s Senior Notes; (ii) 500,016 shares of common stock pro rata to holders of units of EVEP prior to the Effective Date; and (iii) 800,000 warrants to purchase 800,000 shares of the Company’s common stock to holders of units of EVEP prior to the Effective Date exercisable for a five-year period commencing on the Effective Date entitling their holders upon exercise thereof, on a pro rata basis, to 8% of the total issued and outstanding common stock (including common stock as of the Effective Date issuable upon full exercise of the Warrants, but excluding any common stock issuable under the Company’s Management Incentive Plan), at a per share exercise price of $37.48. These transactions were assumed to have occurred as of January 1, 2017. The 800,000 warrants to purchase common stock are excluded from the diluted net earnings per share calculations because of their antidilutive effect.